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                                                                   EXHIBIT 10.31


                               SERVICES AGREEMENT


THIS AGREEMENT effective as of December 31, 1999, by and between:

KAZOOTEK.COM TECHNOLOGIES INC., a company incorporated under the laws of British Columbia, carrying on business at Suite 620, 1380 Burrard Street, Vancouver, BC, V6Z 2H3, ("Kazootek"); and

CYBEROAD.COM CORPORATION, a company incorporated under the laws of the State of Florida, with its head office at Oficentro Sabana Sur, Edificio 7, 5 Piso, San Jose, Costa Rica, ("Cyberoad")

NATURE OF AGREEMENT

WHEREAS

A. Cyberoad, a technology, software development and internet gaming company, has expressed a desire to retain Kazootek for the purposes of providing certain services described herein, and including but not limited to software development and marketing, web development, network systems administration, human resources administration, consulting, corporate finance and securities administration.

B. Kazootek, a high-tech services provision company, has expressed a desire to provide to Cyberoad certain services, including but not limited to, and as contemplated above.

NOW THEREFORE this Agreement witnesses that in consideration of the mutual terms, covenants and provisions herein contained, the parties hereto agree as follows:

1.   SERVICES

     Subject to the terms, covenants and provisions contained herein, Kazootek hereby agrees to provide to Cyberoad, and to its subsidiaries, in whole or in part, joint venture partners, merchants and clients, as Cyberoad so shall request in writing, from time to time, those services specified above and described more fully in Schedule "A" attached hereto, (the "Services").
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2.   FEES & PAYMENT TERMS

     The service fees and payment terms shall be those outlined, but not limited to, those in Schedule "B" attached hereto. These fees are subject to being adjusted throughout the normal course of business, and Kazootek agrees herein that Cyberoad and its clients will always receive the lowest preferred rate offered.

3.   TERMS OF AGREEMENT

     A) This Agreement is effective as of the date first written above, for a period of 1 year, unless earlier terminated in accordance with the terms of this Agreement.

     B) This Agreement shall be automatically renewed for successive renewal periods of one year each, on each anniversary of the effective date of this Agreement. The terms of this Agreement shall remain in full force and effect as long as it is renewed annually. All provisions of this Agreement shall apply both for the initial one-year term of this Agreement and for all subsequent extensions.

     C) Both parties hereto may terminate this Agreement after providing 30 days written notice or for breach of any of the terms contained herein.

4.   GENERAL

     A) Independent Contractor. It is expressly agreed that Kazootek is acting as an independent contractor in performing its services hereunder. No act of the parties hereto shall be construed as creating or establishing a partnership, joint venture or association of any type between them. Neither party hereto, not their respective directors, officers, employees, consultants or agents shall hold themselves out as such of the other party.

     B) Entire Agreement. Except as specifically provided for herein, this Agreement contains the entire and only Agreement and understanding between the parties, relating to this specific subject matter, and supercedes all proposals, written or oral, and all other communications between the parties hereto. This Agreement may not be modified except in writing, signed by both parties hereto.

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     C)  Notice. Any notice required herein shall be deemed to have been properly given 48 hours after being sent to the address of record for the other party, by fax, email, mail or commercial courier service. The addresses for such notice shall be:

                         Kazootek.com Technologies Inc.
                         Suite 620, 1380 Burrard Street
                         Vancouver, BC, V6Z 2H3

                         Cyberoad.com Corporation
                         Oficentro Sabana Sur
                         Edificio 7.5 Piso
                         San Jose, Costa Rica

     D) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of British Columbia.

     E) Enurement. This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

     F) Assigns. This Agreement is not assignable by either party, without the written consent of the other party, which consent shall not be unreasonably withheld.

     G) Survivability. In the event that any provision of this Agreement proves to be invalid, void or illegal, that provision shall be deemed to be severed from this Agreement, and shall in no way affect, impair or invalidate any other provision or the Agreement as a whole. All other provisions contained herein will remain in full force and effect.

EXECUTION IN COUNTERPART

This instrument may be signed in counterpart, in as many counterparts as may be necessary, and each instrument shall bear the date first written above, and shall be deemed to be an original, forming one and the same instrument.

IN WITNESS WHEREOF the parties hereto have caused this instrument to be executed personally or by their duly authorized officers as of the day and year first written above.

KAZOOTEK.COM TECHNOLOGIES INC.          CYBEROAD.COM CORPORATION


/s/ PAUL MARI                           /s/ JOHN COFFEY
-----------------------------           -----------------------------
Paul Mari,                              John Coffey,
President                               President


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                                  SCHEDULE "A"

The services as described in the Agreement contained herein, shall include, but not be limited to the following:

          Software Development
          Web Development
          Network Systems Administration
          Human Resources
          Accounting
          Corporate Finance & Securities Administration
          Consulting
          Web Marketing
          Web Communications
          Technology Development & Management

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                                  SCHEDULE "B"

Payment for the services provided for by Kazootek shall constitute, but not be limited to, the following, and may be revised and agreed to by the parties under separate arrangement, if consented to by the parties in writing:

          A nominal fee of all costs plus 10% Cdn. paid annually.